Exhibit 99.1

News Release

PartnerRe Ltd. Reports First Quarter 2015 Results

•	First Quarter Operating Earnings per share of $3.09; Net Income per share of $4.76

•	First Quarter Annualized Operating ROE of 9.8%; Annualized Net Income ROE of 15.1%

•	Book Value of $129.86 per share, up 2.9% for the quarter

•	Tangible Book Value of $118.40 per share, up 3.2% for the quarter
PEMBROKE, Bermuda, April 27, 2015 — PartnerRe Ltd. (NYSE: PRE) today reported net income of $231.7 million, or $4.76 per share for the first quarter of 2015. This includes net after-tax realized and unrealized gains on investments of $100.3 million, or $2.06 per share. Net income for the first quarter of 2014 was $295.7 million, or $5.61 per share, including net after-tax realized and unrealized gains on investments of $115.8 million, or $2.20 per share. The Company reported operating earnings of $150.5 million, or $3.09 per share, for the first quarter of 2015. This compares to operating earnings of $176.9 million, or $3.36 per share, for the first quarter of 2014.
Operating earnings or loss excludes certain net after-tax realized and unrealized investment gains and losses, net after-tax foreign exchange gains and losses, certain net after-tax interest in results of equity method investments, the loss on redemption of preferred shares and certain net after-tax withholding tax on inter-company dividends (included in other expenses), and is calculated after the payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.
Commenting on results, PartnerRe Interim Chief Executive Officer David Zwiener said, “We had a solid start to 2015. Despite continued pressure across all reinsurance lines, our operating performance in the first quarter was characterized by very good underlying technical results and included an absence of major catastrophes and continued favorable reserve development, resulting in a 9.8% operating ROE. This, combined with strong results in our investment portfolio, generated tangible book value per share growth of 3.2%. These results clearly demonstrate our excellent execution capabilities and the strength of the PartnerRe franchise."
Highlights for the first quarter of 2015 compared to the same period in 2014 include:
Results of operations:

•
Net premiums written of $1.7 billion were down 5%. On a constant foreign exchange basis, net premiums written were up 1% driven by the Life and Health segment and modest increases in the Catastrophe and Global (Non-U.S.) P&C Non-life sub-segments. These increases were almost entirely offset by a decrease in the North America Non-life sub-segment.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

•
Net premiums earned of $1.2 billion were down 2%. On a constant foreign exchange basis, net premiums earned were up 3% primarily due to the Life and Health segment and the earning of business written in prior periods in the Global Specialty Non-life sub-segment. These increases were partially offset by a decrease in the North America Non-life sub-segment.

•
The Non-life combined ratio was 82.8%. The combined ratio benefited from favorable prior year development of 24.0 points (or $224 million). All Non-life sub-segments experienced net favorable development from prior accident years during the first quarter of 2015.

•	Other expenses of $125 million includes pre-tax costs of $31 million related to the amalgamation with Axis, or $0.63 per diluted share, pre-tax.

•	Net investment income of $105 million was down 10%, or 8% on a constant foreign exchange basis, primarily driven by lower reinvestment rates.

•	Pre-tax net realized and unrealized investment gains were $116 million, primarily reflecting decreases in U.S. and Euro risk-free rates.

•	The effective tax rate on operating earnings and non-operating earnings was 17.2% and 35.6%, respectively.
Balance sheet and capitalization:

•	Total investments, cash and funds held – directly managed were $17.0 billion at March 31, 2015, down 1% compared to December 31, 2014, primarily reflecting the impacts of foreign exchange.

•	Net Non-life loss and loss expense reserves were $9.2 billion at March 31, 2015, down 3% compared to December 31, 2014, primarily reflecting the impacts of foreign exchange.

•	Net policy benefits for life and annuity contracts were $2.0 billion at March 31, 2015, down 3% compared to December 31, 2014, primarily reflecting the impacts of foreign exchange.

•
Total capital was $8.0 billion at March 31, 2015, up 2% compared to December 31, 2014, primarily driven by comprehensive income for the quarter, which was partially offset by share repurchases and common and preferred dividend payments.

•
The Company repurchased approximately 0.5 million common shares at a total cost of approximately $59 million during the quarter. The average repurchase price of $112.89 per share represents a 11% discount to the diluted book value per share at December 31, 2014. As of April 27, 2015, approximately 2.9 million common shares remained under the current repurchase authorization.

•
Total shareholders’ equity attributable to PartnerRe was $7.2 billion at March 31, 2015, up 2% compared to December 31, 2014. The increase was driven by the same factors described above for total capital.

•
Book value per common share was $129.86 at March 31, 2015, a record high for PartnerRe, up 2.9% compared to $126.21 at December 31, 2014. Tangible book value per common share was $118.40 at March 31, 2015, a record high for PartnerRe, up 3.2% compared to $114.76 at December 31, 2014. The increases were primarily driven by net income, which was partially offset by common and preferred dividend payments.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Segment and sub-segment highlights for the first quarter of 2015 compared to the same period in 2014 include:
Non-life:

•
The Non-life segment’s net premiums written were down 8%, or 3% on a constant foreign exchange basis. The decrease was reported in the North America sub-segment and was partially offset by modest increases in the Catastrophe and Global (Non-U.S. P&C) sub-segments.

•
The North America sub-segment’s net premiums written were down 11%, or 10% on a constant foreign exchange basis. The decrease was primarily driven by cancellations, non-renewals and participation decreases across various lines of business and lower premiums bound in the agriculture line of business due to the delayed renewal of some significant contracts that remain in process. These decreases were partially offset by new business written in prior periods and at the January 1, 2015 renewal in the property and casualty lines of business. This sub-segment reported a technical ratio of 78.2%, which included 24.3 points (or $82 million) of net favorable prior year loss development.

•
The Global (Non-U.S.) P&C sub-segment’s net premiums written were down 8%. On a constant foreign exchange basis, net premiums written were up 1% primarily due to new business and increased participations in the property and motor lines of business. These increases were partially offset by the cancellation of a large motor contract. This sub-segment reported a technical ratio of 98.5%, which included 10.4 points (or $18 million) of net favorable prior year loss development.

•
The Global Specialty sub-segment’s net premiums written were down 7%. On a constant foreign exchange basis, net premiums written were flat which reflects new business in the agriculture and multi-line lines of business and lower ceded premiums under the Company's retrocessional program as a result of optimizing our coverage and lower retrocessional pricing. These increases were partially offset by decreases in the marine, credit/surety and specialty casualty lines of business primarily due to cancellations, downward premium adjustments and reduced participations. This sub-segment reported a technical ratio of 72.1%, which included 30.0 points (or $110 million) of net favorable prior year loss development.

•
The Catastrophe sub-segment’s net premiums written were down 2%. On a constant foreign exchange basis, net premiums written were up 5% primarily due to lower ceded premiums under the Company's retrocessional program, due to the extension of a significant treaty for one quarter, and new business. These increases were partially offset by cancellations, non-renewals and share decreases. This sub-segment reported a technical ratio of 40.7%, which included 24.3 points (or $14 million) of net favorable prior year loss development.

Life and Health:

•
The Life and Health segment’s net premiums written were up 11%, or 19% on a constant foreign exchange basis. The increase was primarily driven by PartnerRe Health’s accident and health line of business and, to a lesser extent, new business in the mortality and longevity lines of business.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

•
The Life and Health segment’s allocated underwriting result, which includes allocated investment income and operating expenses, increased to $25 million compared to $14 million in the same period of 2014. This increase was primarily due to a higher level of favorable prior year loss development from the mortality and PartnerRe Health accident and health lines of business.

Corporate and Other:

•
Investment activities contributed income of $206 million to pre-tax net income, excluding investment income allocated to the Life and Health segment. Of this amount, income of $93 million was included in pre-tax operating earnings and income of $113 million related to net realized and unrealized gains on investments and losses from equity method investee companies was included in pre-tax non-operating gains.

Separately, as announced by the Company earlier today, the Board of Directors declared a quarterly dividend of $0.70 per common share. The dividend will be payable on June 1, 2015 to common shareholders of record on May 8, 2015.
The Company has posted its first quarter 2015 financial supplement on its website www.partnerre.com in the Financial Information section of the Investor Relations page under Supplementary Financial Data, which includes a reconciliation of GAAP and non-GAAP measures.
The Company will hold a dial-in conference call at 10 a.m. Eastern tomorrow, April 28. Investors and analysts are encouraged to call in 15 minutes prior to the commencement of the call. The conference call can be accessed by dialing (888)-211-9910 or, from outside the United States, by dialing (913)-981-5543. The media are invited to listen to the call live over the Internet on the Investor Relations section of PartnerRe’s web site, www.partnerre.com. To listen to the webcast, please log on to the broadcast at least five minutes prior to the start.

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Net income/loss per share is defined as net income/loss attributable to PartnerRe common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss attributable to PartnerRe common shareholders is defined as net income/loss attributable to PartnerRe less preferred dividends and loss on redemption of preferred shares.
Operating earnings/loss is defined as net income/loss available to PartnerRe common shareholders excluding certain after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses, the loss on redemption of preferred shares, certain after-tax interest in earnings/losses of equity method investments and certain after-tax withholding taxes on inter-company dividends (included in other expenses). Operating earnings/loss per share is defined as operating earnings/loss divided by the weighted average number of fully diluted shares outstanding for the period.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning diluted book value per common and common share equivalents outstanding to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee), after-tax net foreign exchange gains/losses, the after-tax interest in earnings/losses of equity method investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee and where the Company does not control the investees activities) and certain after-tax withholding taxes on inter-company dividends (included in other expenses).
The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other expenses.
The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other expense ratios.
The Company uses allocated underwriting result as a measure of underwriting performance for its Life and Health operations. This metric is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other expenses.
The Company uses total capital, which is defined as total shareholders’ equity attributable to PartnerRe, long-term debt, senior notes and CENts, to manage the capital structure of the Company.
The Company calculates Tangible Book Value using common shareholders’ equity attributable to PartnerRe less goodwill and intangible assets, net of tax. The Company calculates Diluted Tangible Book Value per Common Share using Tangible Book Value divided by the number of PartnerRe common shares and common share equivalents outstanding. The Company uses these measures as the basis for its prime measure of long-term financial performance (annualized growth in Diluted Tangible Book Value per Common Share plus dividends).

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PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multi-line and other lines in its Non-life operations, mortality, longevity and accident and health in its Life and Health operations, and alternative risk products. For the year ended December 31, 2014,

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

total revenues were $6.5 billion. At March 31, 2015, total assets were $22.5 billion, total capital was $8.0 billion and total shareholders’ equity attributable to PartnerRe was $7.2 billion.
PartnerRe on the Internet: www.partnerre.com
Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Daniel Goldstein
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income
(Expressed in thousands of U.S. dollars, except share and per share data)
(Unaudited)

	For the three months ended March 31, 2015	For the three months ended March 31, 2014
Revenues
Gross premiums written	$1,748,933	$1,871,740
Net premiums written	$1,653,215	$1,738,494
Increase in unearned premiums	(418,493)	(484,712)
Net premiums earned	1,234,722	1,253,782
Net investment income	104,631	116,867
Net realized and unrealized investment gains	115,645	142,172
Other income	4,292	404
Total revenues	1,459,290	1,513,225
Expenses
Losses and loss expenses and life policy benefits	721,281	749,457
Acquisition costs	275,791	264,608
Other expenses (1)	124,750	111,462
Interest expense	12,245	12,238
Amortization of intangible assets	6,768	7,002
Net foreign exchange gains	(13,147)	(670)
Total expenses	1,127,688	1,144,097
Income before taxes and interest in (losses) earnings of equity method investments	331,602	369,128
Income tax expense	79,665	62,305
Interest in (losses) earnings of equity method investments	(3,838)	6,064
Net income	248,099	312,887
Net income attributable to noncontrolling interests	(2,182)	(3,044)
Net income attributable to PartnerRe	245,917	309,843
Preferred dividends	14,184	14,184
Net income attributable to PartnerRe common shareholders	$231,733	$295,659
Operating earnings attributable to PartnerRe common shareholders	$150,536	$176,910
Comprehensive income attributable to PartnerRe	$242,760	$294,394
Earnings and dividends per share data attributable to PartnerRe common shareholders:
Basic operating earnings	$3.17	$3.43
Net realized and unrealized investment gains, net of tax	2.11	2.24
Net foreign exchange losses, net of tax	(0.33)	(0.02)
Interest in (losses) earnings of equity method investments, net of tax	(0.07)	0.07
Basic net income	$4.88	$5.72
Weighted average number of common shares outstanding	47,525,344	51,652,177
Diluted operating earnings (1)	$3.09	$3.36
Net realized and unrealized investment gains, net of tax	2.06	2.20
Net foreign exchange losses, net of tax	(0.32)	(0.02)
Interest in (losses) earnings of equity method investments, net of tax	(0.07)	0.07
Diluted net income	$4.76	$5.61
Weighted average number of common shares and common share equivalents outstanding	48,710,228	52,727,573
Dividends declared per common share	$0.70	$0.67
(1) Other expenses for the three months ended March 31, 2015 includes $31 million of costs related to the amalgamation with Axis, pre-tax, or $0.63 per diluted share, pre-tax.

PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)
(Unaudited)

	March 31,	December 31,
	2015	2014
Assets
Investments:
Fixed maturities, at fair value	$13,412,011	$13,918,745
Short-term investments, at fair value	20,055	25,678
Equities, at fair value	1,320,284	1,056,514
Other invested assets	286,596	298,827
Total investments	15,038,946	15,299,764
Funds held – directly managed	592,609	608,853
Cash and cash equivalents	1,413,799	1,313,468
Accrued investment income	150,255	158,737
Reinsurance balances receivable	2,899,821	2,454,850
Reinsurance recoverable on paid and unpaid losses	290,018	246,158
Funds held by reinsured companies	659,058	765,905
Deferred acquisition costs	706,779	661,186
Deposit assets	75,692	92,973
Net tax assets	10,600	6,876
Goodwill	456,380	456,380
Intangible assets	152,836	159,604
Other assets	41,802	45,603
Total assets	$22,488,595	$22,270,357
Liabilities
Unpaid losses and loss expenses	$9,401,397	$9,745,806
Policy benefits for life and annuity contracts	1,996,519	2,050,107
Unearned premiums	2,159,446	1,750,607
Other reinsurance balances payable	188,941	182,395
Deposit liabilities	52,638	70,325
Net tax liabilities	275,700	240,989
Accounts payable, accrued expenses and other	338,137	304,728
Debt related to senior notes	750,000	750,000
Debt related to capital efficient notes	70,989	70,989
Total liabilities	15,233,767	15,165,946
Shareholders’ Equity
Common shares (par value $1.00; issued: 2015 and 2014, 87,237,220 shares)	87,237	87,237
Preferred shares (par value $1.00; issued and outstanding: 2015 and 2014, 34,150,000 shares; aggregate liquidation value: 2015 and 2014, $853,750)	34,150	34,150
Additional paid-in capital	3,959,465	3,949,665
Accumulated other comprehensive loss	(37,240)	(34,083)
Retained earnings	6,442,442	6,270,811
Common shares held in treasury, at cost (2015, 39,572,572 shares; 2014, 39,400,936 shares)	(3,288,909)	(3,258,870)
Total shareholders’ equity attributable to PartnerRe	7,197,145	7,048,910
Noncontrolling interests	57,683	55,501
Total shareholders’ equity	7,254,828	7,104,411
Total liabilities and shareholders’ equity	$22,488,595	$22,270,357
Diluted Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$129.86	$126.21
Diluted Tangible Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$118.40	$114.76
Number of Common Shares and Common Share Equivalents Outstanding (2)	48,849,532	49,087,412

(1)	Excludes the aggregate liquidation value of preferred shares (2015 and 2014, $853,750) and noncontrolling interests (2015, $57,683; 2014, $55,501).

(2)	Common share and common share equivalents outstanding are calculated using the Treasury Method for all potentially dilutive shares.

PartnerRe Ltd.
Segment Information
(Expressed in millions of U.S. dollars)
(Unaudited)

	For the three months ended March 31, 2015
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$473	$334	$427	$191	$1,425	$324	$—	$1,749
Net premiums written	$471	$331	$362	$176	$1,340	$313	$—	$1,653
(Increase) decrease in unearned premiums	(132)	(157)	3	(118)	(404)	(14)	—	(418)
Net premiums earned	$339	$174	$365	$58	$936	$299	$—	$1,235
Losses and loss expenses and life policy benefits	(172)	(119)	(170)	(20)	(481)	(240)	—	(721)
Acquisition costs	(93)	(52)	(93)	(4)	(242)	(34)	—	(276)
Technical result	$74	$3	$102	$34	$213	$25	$—	$238
Other income					—	1	3	4
Other expenses					(52)	(15)	(58)	(125)
Underwriting result					$161	$11	n/a	$117
Net investment income						14	91	105
Allocated underwriting result (1)						$25	n/a	n/a
Net realized and unrealized investment gains							116	116
Interest expense							(12)	(12)
Amortization of intangible assets							(7)	(7)
Net foreign exchange gains							13	13
Income tax expense							(80)	(80)
Interest in losses of equity method investments							(4)	(4)
Net income							n/a	$248
Loss ratio (2)	50.7%	68.4%	46.7%	33.7%	51.4%
Acquisition ratio (3)	27.5	30.1	25.4	7.0	25.9
Technical ratio (4)	78.2%	98.5%	72.1%	40.7%	77.3%
Other expense ratio (5)					5.5
Combined ratio (6)					82.8%
	For the three months ended March 31, 2014
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$530	$364	$479	$210	$1,583	$289	$—	$1,872
Net premiums written	$527	$361	$389	$179	$1,456	$282	$—	$1,738
Increase in unearned premiums	(148)	(182)	(34)	(100)	(464)	(20)	—	(484)
Net premiums earned	$379	$179	$355	$79	$992	$262	$—	$1,254
Losses and loss expenses and life policy benefits	(260)	(94)	(201)	21	(534)	(215)	—	(749)
Acquisition costs	(92)	(54)	(79)	(8)	(233)	(32)	—	(265)
Technical result	$27	$31	$75	$92	$225	$15	$—	$240
Other income (loss)					1	1	(2)	—
Other expenses					(65)	(17)	(29)	(111)
Underwriting result					$161	$(1)	n/a	$129
Net investment income						15	102	117
Allocated underwriting result (1)						$14	n/a	n/a
Net realized and unrealized investment gains							142	142
Interest expense							(12)	(12)
Amortization of intangible assets							(7)	(7)
Net foreign exchange gains							—	—
Income tax expense							(62)	(62)
Interest in earnings of equity method investments							6	6
Net income							n/a	$313
Loss ratio (2)	68.6%	52.4%	56.6%	(26.5)%	53.8%
Acquisition ratio (3)	24.3	30.1	22.4	10.1	23.6
Technical ratio (4)	92.9%	82.5%	79.0%	(16.4)%	77.4%
Other expense ratio (5)					6.5
Combined ratio (6)					83.9%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other expenses.

(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.

(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.

(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.

(5)	Other expense ratio is obtained by dividing other expenses by net premiums earned.

(6)	Combined ratio is defined as the sum of the technical ratio and the other expense ratio.